Exhibit 10.1
Execution Copy
AMENDMENT NO. 1 TO THE
SECURITYHOLDERS AND
REGISTRATION RIGHTS AGREEMENT
               This AMENDMENT NO. 1, dated as of August 5, 2010 (this “Amendment No. 1”), to the SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT, dated as of July 19, 2007 (the “Agreement”) by and between Doral Holdings Delaware, LLC, a Delaware limited liability company (“Holdings”) and Doral Financial Corporation, a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Company”).
               WHEREAS, pursuant to a stock purchase agreement, dated as of April 19, 2010, by and among the Company and the purchasers named therein (the “Stock Purchase Agreement”), the Company sold (the “Offering”) $180 million of the Company’s Mandatory Convertible Non-Cumulative Non-Voting Convertible Preferred Stock, $1.00 par value and $1,000 liquidation preference per share (the “Preferred Stock”), which shares of Preferred Stock are mandatorily convertible into shares of common stock of the Company (the “Common Stock”) at an initial conversion price of $4.75 per share;
               WHEREAS, in connection with the Offering, the Company, Holdings, Doral Holdings, L.P. and Doral GP Ltd. entered into a cooperation agreement, dated as of April 19, 2010 (the “Cooperation Agreement”), pursuant to which, among other things, Holdings, Doral Holdings, L.P. and Doral GP Ltd. agreed that, subject to the occurrence of certain events, Holdings and Doral Holdings, L.P. will be dissolved and their assets distributed to their investors (the “Dissolution”); and
               WHEREAS, pursuant to the Cooperation Agreement, the Company and Holdings have agreed to enter into this Amendment No. 1 to address, among other things, the Dissolution and the registration of shares of Common Stock currently held by Holdings on a registration statement to be filed by the Company relating to (among other things) the shares of Common Stock issuable upon conversion of the Preferred Stock (the “Resale Registration Statement”).
               NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
               Section 1.1. Certain Defined Terms. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

ARTICLE II
AMENDMENT TO AGREEMENT
               Section 2.1. Addition of Section 4.12. A new Section 4.12 shall be added to the Agreement as follows:
               Section 4.12 Registration of Common Stock on the Resale Registration Statement; Assignment.
               (a) The Company will include all Registrable Securities (as defined in the Stock Purchase Agreement) (or such lesser amount as is requested by Holdings) in the Resale Registration Statement to allow for resale of such shares by the direct or indirect investors in Holdings that receive such shares in the Dissolution (the “Holdings Investors”); provided that the use by the Holdings Investors of the Resale Registration Statement will be subject to the terms and conditions set forth in Section 5 of the Stock Purchase Agreement, including the Company’s ability to suspend its use of the Resale Registration Statement in accordance with the last paragraph of Section 5.1 of the Stock Purchase Agreement. Each Holdings Investor that includes shares of Common Stock in the Resale Registration Statement will be entitled to the benefit of all rights and privileges of Holders (as defined in the Stock Purchase Agreement) set forth in Section 5 of the Stock Purchase Agreement; provided, however, that, with respect to any shares included in the Resale Registration Statement by or on behalf of any Holdings Investor, clause (ii) of the definition of “Registrable Securities” contained in Section 5.1(a) of the Stock Purchase Agreement shall be deemed to read “on and after the two-year anniversary of the Closing Date or, if none, the Funding Date.” The provisions of this Section 4.12 shall not apply to any subsequent registration under this Agreement, with respect to which the other provisions of this Agreement shall control.
               (b) The Company agrees that the Holdings Investors are intended to be direct beneficiaries of this Section 4.12 and are entitled to enforce this Section 4.12 directly. The Company will enter into such additional instruments as are reasonably requested by Holdings to effect the grant to the Holdings Investors of all rights of Purchasers under Section 5 of the Stock Purchase Agreement, assign the benefits of this Section 4.12 to such investors and facilitate the inclusion by such investors of such shares in the Resale Registration Statement.
               Section 2.2. Amendment of Section 5.4. Section 5.4 is hereby amended by adding “who have executed the Joinder attached to this Agreement as Exhibit A” at the end of “by the Holders of a majority of the aggregate number of Registrable Shares then held by all Holders” in clause (ii) of the first sentence and in the second sentence.
               Section 2.3. Amendment of Section 5.7. Section 5.7 is hereby amended by adding the following sentence at the end thereof:
               Clause (x) of the preceding sentence may be satisfied by (without limitation) delivery to the Company by Holdings or the Holders’ Representative of a list of all Holdings

Investors, and any such Holdings Investor may at any time thereafter deliver the instrument required by clause (y) of the preceding sentence.
               Section 2.4. Addition of Section 5.12. A new Section 5.12 shall be added to the Agreement as follows:
               Section 5.12 Action by Holdings or the Holders’ Representative Following Dissolution. Following the consummation of the Dissolution, any action that would have been taken by Holdings or the Holders’ Representative under this Agreement shall be taken by, at the option of Holdings, either: (i) Irving Place Capital, as the initial identified designee of Holdings (or any other Holder subsequently identified by such initial or subsequent designee) rather than by Holdings; provided that in no event shall there be more than one designee of Holdings at any time; provided further that if Holdings has elected to rely on this clause (i), then at any time after such election and the dissolution of Holdings, the applicable designee may elect for clause (ii) of this Section 5.12 to apply instead of this clause (i); or (ii) the holders of a majority of the Registrable Securities who have executed the Joinder attached to this Agreement as Exhibit A.
ARTICLE III
MISCELLANEOUS
               Section 3.1. Continuing Effect; No Other Waivers or Amendments. Except as modified by this Amendment No. 1, the Agreement and all the covenants, agreements, terms, provisions and conditions thereof shall remain unchanged and in full force and effect.
               Section 3.2. Counterparts; Execution by Facsimile Signature. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Amendment No. 1 may be executed by facsimile signature(s).
               Section 3.3. Governing Law. This Amendment No. 1 shall be governed in all respects by the laws of the State of New York, except to the extent required by mandatory provisions of the PRGCL.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first written above.

DORAL FINANCIAL CORPORATION
By:	/s/ Enrique R. Ubarri
	Name:	Enrique R. Ubarri
	Title:	Executive Vice President and General Counsel

DORAL HOLDINGS DELAWARE, LLC
By:	Doral Holdings L.P., its Managing Member

By:	Doral GP Ltd., its General Partner

By:	/s/ David E. King
	Name:	David E. King
	Title:	Director

[Amendment No. 1 Signature Page]